Exhibit No. 11.1


                     Commerce Bancorp, Inc. and Subsidiaries
                       Computation of Net Income Per Share
                (dollars in thousands, except per share amounts)

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
                                                                        Three Months Ended             Nine Months Ended
                                                                           September 30,                 September 30,
                                                                        1996          1995            1996           1995
Primary Net Income Per Share
Adjustment of income:
     Net income                                                       $ 6,008        $ 6,277        $18,865        $17,336
     Preferred stock dividends                                            141            141            422            422
                                                                      -------        -------        -------        -------
     Adjusted net income applicable to
     common stock                                                     $ 5,867        $ 6,136        $18,443        $16,914
                                                                      =======        =======        =======        =======


Average shares of common stock and equivalents outstanding:
     Average common shares outstanding                                 11,406         11,169         11,346         10,846
     Common stock equivalents - dilutive options                          471            397            431            301
                                                                      -------        -------        -------        -------
     Average shares of common stock and
      equivalents outstanding                                          11,877         11,566         11,777         11,147
                                                                      =======        =======        =======        =======


Net income per share of common stock                                  $  0.49        $  0.52        $  1.56        $  1.51
                                                                      =======        =======        =======        =======


Fully Diluted Net Income Per Share
Net income applicable to common stock
   on a fully diluted basis                                           $ 6,008        $ 6,277        $18,865        $17,336
Less:  additional ESOP contribution
   under the if-converted method                                           26             33             77             99
                                                                      -------        -------        -------        -------
Adjusted net income applicable to
   common stock on a fully diluted basis                              $ 5,982        $ 6,244        $18,788        $17,237
                                                                      =======        =======        =======        =======


Average number of shares outstanding on a fully diluted basis:
     Average common shares outstanding                                 11,406         11,169         11,346         10,846
     Additional shares considered in fully
     diluted computation assuming:
        Exercise of stock options                                         528            454            543            464
        Conversion of preferred stock                                     587            587            587            587
                                                                      -------        -------        -------        -------
Average number of shares outstanding
   on a fully diluted basis                                            12,521         12,210         12,476         11,897
                                                                      =======        =======        =======        =======


Fully diluted net income per share of
   common stock                                                       $  0.47        $  0.51        $  1.51        $  1.46
                                                                      =======        =======        =======        =======
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